UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2010

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

7.375% Senior Secured Notes due 2016 Indenture

On August 24, 2010, Toys “R” Us – Delaware, Inc. (the “Issuer” or “Toys-Delaware”), completed an offering of $350 million aggregate principal amount of its 7.375% Senior Secured Notes due 2016 (the “Notes”). The Notes are guaranteed (the “Guarantees”) by certain of the Issuer’s subsidiaries (the “Guarantors”). The Issuer is a direct wholly-owned subsidiary of Toys “R” Us, Inc. (the “Company”) and operates all of the Company’s North American businesses. The Notes are solely the obligations of the Issuer and will not be guaranteed by the Company. The Notes were issued pursuant to an indenture, dated as of August 24, 2010 (the “Indenture”), among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee. The Bank of New York Mellon will act as collateral agent.

The Notes were issued at a price equal to 100% of their principal amount. The maturity date of the Notes is September 1, 2016. Interest on the Notes will be payable at a rate of 7.375% per year, semiannually on March 1 and September 1, commencing on March 1, 2011.

The Notes are the Issuer’s senior secured obligations. The Guarantees are the Guarantors’ senior secured obligations. The Notes will be secured by first priority liens on trademarks and certain other intellectual property owned or acquired by certain Guarantors, and second priority liens on inventory, equipment, accounts receivable and certain other personal property owned or acquired by Toys-Delaware and the Guarantors, subject to permitted liens and certain excluded assets.

The Notes may be redeemed, in whole or in part, at any time prior to September 1, 2013 at a price equal to 100% of the aggregate principal amount of the Notes plus a “make-whole” premium, plus accrued and unpaid interest. On or after September 1, 2013, the Notes may be redeemed, in whole or in part, at the prices set forth below if redeemed during the 12-month period beginning on September 1 of the years set forth below, plus accrued and unpaid interest:

Year	Price
2013	103.688%
2014	101.844%
2015 and thereafter	100.000%

In addition, the Issuer may on one or more occasions redeem up to 35% of the Notes at a price equal to 107.375% before September 1, 2013 with the net cash proceeds from certain equity offerings.

Following specific kinds of change of control the Issuer will be required to offer to purchase all of the Notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture, among other things, will limit the ability of the Issuer and its restricted subsidiaries to:

•	incur indebtedness;

•	pay dividends or make other distributions;

•	make investments and other restricted payments; and

•	create liens.

These covenants are subject to a number of important qualifications and limitations. Certain covenants will be suspended at any time the Notes are rated “investment grade.” In addition, the Indenture contains customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Amended and Restated Secured Term Loan due 2016

On August 24, 2010, Toys-Delaware entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) by and between, among others, Toys-Delaware, as the borrower, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, and the other agents and the lenders party thereto (collectively, the “Lenders”). The Amended Credit Agreement amended and restated Toys-Delaware’s existing $800 million senior secured term loan facility due 2012 (the “Existing Credit Agreement”) and provided for term loans of $700 million, the net proceeds of which, together with the proceeds of the Notes, were used to repay in full the amounts outstanding under the Existing Credit Agreement and Toys-Delaware’s $181 million senior unsecured term loan facility due 2013, including accrued interest, premiums and expenses.

The Amended Credit Agreement provides for a $700 million secured term loan facility (the “Term Facility”), which matures on September 1, 2016 and bears interest equal to, at the option of Toys-Delaware, (i) LIBOR plus a margin of 4.50% per annum or (ii) the Base Rate (defined as the highest of (x) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” (y) the Federal Funds Rate plus 0.50%, and (z) one-month LIBOR plus 1.00%) plus a margin of 3.50% per annum, each of (i) and (ii) subject to a LIBOR floor of 1.50% and, following delivery of financial statements for the third fiscal quarter of 2010, to a 0.25% step-down based on Toys-Delaware’s total leverage ratio. In addition, the Term Facility is secured by first priority liens on trademarks and certain other intellectual property owned or acquired by certain Guarantors, and second priority liens on inventory, equipment, accounts receivable and certain other personal property owned or acquired by Toys-Delaware and the Guarantors, subject to permitted liens and certain excluded assets.

The Term Facility contains customary covenants, including, among other things, covenants that restrict the ability of Toys-Delaware and certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, or engage in mergers or consolidations. If an event of default under the Amended Credit Agreement shall occur and be continuing, the principal amount of loans outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

Item 1.02	Termination of a Material Definitive Agreement

Toys-Delaware’s $181 million senior unsecured term loan facility due 2013 was terminated on August 24, 2010. The information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On August 24, 2010, the Company issued a press release to announce the completion of the refinancing by Toys-Delaware. A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

This report shall not constitute an offer to sell or a solicitation of offers to buy any securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release dated August 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYS“R”US, INC.

By:	/S/ F. CLAY CREASEY, JR.
Name:	F. Clay Creasey, Jr.
Title:	Executive Vice President –
Chief Financial Officer

Date: August 24, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 24, 2010.